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                                                                   Exhibit 10.24

GRIC COMMUNICATIONS, INC.                      SINGAPORE TELECOMMUNICATIONS LTD.


                                   AGREEMENT

     This Agreement is entered into as of August 3, 1999 (the "EFFECTIVE DATE") by and between GRIC COMMUNICATIONS, INC. a California corporation with offices at 1421 McCarthy Boulevard, Milpitas, CA 95035 USA ("GRIC
COMMUNICATIONS"), and Singapore Telecommunications Ltd., a Singapore limited company with offices at 31 Exeter Road, Comcentre, Singapore 239732 ("SINGTEL"), and is as follows:

                                   RECITALS

     A. SingTel desires to build a global IP-based network for the purpose of providing IP-based telecommunications services to SingTel business customers called SingTel ConnectPlus IP Services (ConnectPlus Services).

     B. GRIC Communications, the global leader in providing multiple IP-based services for carriers and Internet Service Providers ("ISPs") worldwide, will provide Convergent Services Platform Clearinghouse settlement services for SingTel and ConnectPlus Partners (as defined below) within Territories A and B relative to the SingTel ConnectPlus IP Services.

     C. GRIC Communications will negotiate and enter into agreements with selected GRIC Alliance members within Territory B (by amendment of certain agreements between GRIC and such GRIC Alliance members) under which they will become ConnectPlus B Partners and provide ConnectPlus Services (as defined below) in their respective countries.

NOW, THEREFORE, IT IS AGREED BY THE PARTIES AS FOLLOWS:

1.        DEFINITIONS

          The capitalized terms set forth in this Section 1 have the meanings ascribed to them as set forth in this Section 1. Capitalized terms used in this Agreement that are not set forth in this Section 1 have the meanings ascribed to them elsewhere in this Agreement.

          "CONNECTPLUS CUSTOMER" means a corporation or other entity which enters into a written agreement with SingTel or a ConnectPlus Reseller to obtain ConnectPlus Services.

          "CONNECT PLUS A PARTNER" means an entity which contracts with SingTel to serve as a network node partner in order to enable delivery of ConnectPlus services in a specific country and enters into an appropriate settlement agreement with GRIC for GRIC to perform the settlement function between SingTel and ConnectPlus A Partner in relation to the ConnectPlus services.

          "CONNECTPLUS B PARTNER" means a GRIC Alliance member which contracts with GRIC to serve as a network node partner in order to enable delivery of ConnectPlus services in a specific country. GRIC will perform the settlement function between SingTel and ConnectPlus B Partner in relation to the ConnectPlus services.

          "CONNECTPLUS PARTNERS" means ConnectPlus A Partners and ConnectPlus B Partners, collectively.


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          "CONNECTPLUS RESELLER" means an entity which is appointed by
SingTel to resell ConnectPlus Services in one or more designated territories or markets.

          "CONNECTPLUS SERVICES" means the IP-based telecommunications services provided by SingTel to certain of its corporate customers through a global IP-based network and which are known as SingTel ConnectPlus IP services.

          "CONNECTPLUS SUBSCRIBER" means an authorized end user of a ConnectPlus Customer who is permitted to utilize the ConnectPlus Services.

          "CONVERGENT SERVICES PLATFORM" or "CSP" means the proprietary GRIC Communications software platform that enables clearinghouse settlement and the provision of other value-added services.

          "CSP CLEARINGHOUSE" means the proprietary GRIC Communications server software application that provides clearinghouse settlement services for GRICtraveler Software-TM- usage when properly configured. Settlement means generating the correct charging information related to the Settled Traffic (as defined in Sections 9.2 and 9.3 below) and making this information available to SingTel as defined hereunder. CSP Clearinghouse consists of Authentication and Authorization (AAS) servers and Settlement (ARS) servers operated in accordance with EXHIBIT F.

          "DERIVATIVES" means specific instructions or sets of instructions in Executable Code that are not included in the GRICtraveler-TM- Software, but which, when used alone or with the GRICtraveler-TM- Software, constitute a modification, enhancement, correction, update, translation, interpretation, listing, compilation, or derivative of the GRICtraveler-TM- Software, and all copies and portions thereof in any media.

          "DESIGNATED PLATFORM" means SingTel's servers in Territory A, on which SingTel will install GRICtraveler-TM- and which are identified on EXHIBIT D hereto, as updated from time to time by SingTel on written notice to GRIC Communications.

          "DOCUMENTATION" means manuals, user guides, and other documentation relative to the GRICtraveler-TM- Software, including all modifications, updates, derivations, and changes thereto, whether in written, graphical, human readable, or machine readable form and in any media.

          "EXECUTABLE CODE," sometimes also referred to as object code, means the machine executable form of the GRICtraveler-TM- Software or any copy thereof in any media.

          "GLOBAL REACH INTERNET CONNECTION-TM-" (or "GRIC ALLIANCE-TM-") means a worldwide alliance of ISPs coordinated by GRIC Communications with the objective of providing telecommunications services and other value-added services through the Internet.

          "GRIC Trademarks" means the various trademarks, service marks and logos owned or licensable by GRIC Communications as described on EXHIBIT C-1 hereto.

          "GRICTRAVELER-TM- SOFTWARE" means those modules of the software program described on EXHIBIT A to this Agreement in Executable Code for which SingTel has paid the license fees described in EXHIBIT B of this Agreement. The GRICtraveler Software does not include any Derivatives unless this Agreement otherwise provides.

          "GRICTRAVELER-TM-" means the GRICtraveler-TM- Software and the Documentation.

          "INITIAL PHASE" means the period defined in EXHIBIT F hereto and during which GRIC Communications and SingTel operate in accordance with the procedures set forth therein.


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          "INTELLECTUAL PROPERTY RIGHTS" means patent rights, copyright rights
(including, but not limited to, rights in audiovisual works and moral rights), trade secret rights, and any other intellectual property rights recognized by the law of each applicable jurisdiction.

          "SINGTEL TRADEMARKS" means the various trademarks, service marks and logos owned or licensable by SingTel as described on EXHIBIT C-2 hereto.

          "SITES" means the locations of the central processing unit of the Designated Platforms.

          "TERRITORY A" means the countries/cities in which GRIC will perform the settlement function for SingTel and ConnectPlus A Partners relative to the ConnectPlus Services.

          "TERRITORY B" means the countries/cities in which SingTel wishes to offer ConnectPlus Services as notified to GRIC Communications in writing from time to time and in which GRIC will negotiate and enter into agreements with ConnectPlus B Partners to enable delivery of ConnectPlus Services in their respective countries.

2.        TRADEMARKS

          2.1 SingTel recognizes the value of the goodwill associated with the GRIC Trademarks, GRIC Communications' ownership of the GRIC Trademarks, and the reservation by GRIC Communications of all rights to the GRIC
Trademarks. SingTel agrees to use the GRICtraveler-TM- mark solely to refer to and identify GRICtraveler-TM- and GRIC Communications' technology, and that such usage shall be in accordance with GRIC Communications' usage guidelines as revised from time to time. [SingTel acknowledges receipt of a copy of the GRIC Communications Trademark Guidelines in effect as of the Effective Date.] In all written text (whether in electronic or paper form) on this subject, ownership of the GRIC Trademarks shall be attributed to GRIC Communications as follows: "GRICtraveler-TM-, Global Reach Internet Connection-TM- and GRIC-TM- are trademarks of GRIC Communications, Inc."
SingTel further agrees not to make any other use of, challenge the validity of, or file applications to register, any name or mark containing any of GRIC Communications' trademarks, whether or not such trademarks are listed herein, without GRIC Communications' advance written permission. SingTel agrees that all goodwill associated with GRIC Communications' Trademarks shall insure to the sole benefit of GRIC Communications.

          2.2 GRIC Communications recognizes the value of the goodwill associated with the SingTel Trademarks, SingTel's ownership of the SingTel Trademarks, and the reservation by SingTel of all rights to the SingTel Trademarks. GRIC Communications agrees to use the ConnectPlus mark solely to refer to and identify the ConnectPlus Services. GRIC Communications further agrees not to make any other use of, challenge the validity of or file applications to register, any name or mark containing any of SingTel's trademarks, whether or not such trademarks are listed herein, without SingTel's advance written permission. GRIC Communications agrees that all goodwill associated with SingTel's Trademark shall insure to the sole benefit of SingTel

3.        INSTALLATION AND ACCEPTANCE.

         Before delivery and installation, SingTel shall prepare the Site and/or the Designated Platform for installation of the GRICtraveler-TM-Software according to GRIC Communications' instructions. Promptly after the Effective Date, GRIC Communications shall deliver the GRICtraveler-TM-Software to the Designated Platform at the Site, and shall deliver to the Site one (1) copy of the applicable Documentation. GRICtraveler-TM- is shipped F.O.B. from GRIC Communications' office in Milpitas, California. SingTel shall be responsible for installing the GRICtraveler-TM- Software on the Designated Platform at the Site, but GRIC Communications will assist SingTel in the installation process as reasonably requested by SingTel.

4.        LICENSE GRANTS

          4.1. SCOPE OF LICENSE. Subject to the terms and conditions of this Agreement, and effective upon payment of the amounts specified in Section 9.1.1, GRIC Communications hereby grants to SingTel a non-


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exclusive, non-transferable, fee-bearing, perpetual license to use (without the right to sub-license or distribute) GRICtraveler-TM- Software and any Derivatives delivered by GRIC Communications, in Executable Code, and Documentation for SingTel's internal use only, including use by SingTel's majority-owned subsidiaries, solely on the Designated Platform at the Sites solely in connection with ConnectPlus Services in Territory A and Territory B.

          4.2. RIGHT TO MAKE BACK-UP COPY. SingTel may make one archival back up copy of the GRICtraveler-TM- Software (and any Derivatives delivered by GRIC Communications) and the Documentation per Site for use at such Site.

          4.3. LICENSE RESTRICTIONS. SingTel shall not copy or knowingly permit any other person to copy any portion of GRICtraveler-TM-except for the purposes authorized in this Agreement or for back-up and archival purposes. SingTel shall not, and shall not allow others to, reverse engineer, reverse compile, or disassemble any of the GRICtraveler-TM-Software, any Derivative, or any portion of the foregoing. SingTel shall notify GRIC Communications if SingTel becomes aware of any attempt to reverse engineer, reverse compile, or disassemble the GRICtraveler-TM- Software, any Derivative, or any portion of the foregoing.

          4.4. RESERVATION. GRIC Communications reserves all rights and licenses not expressly granted to SingTel pursuant to this Agreement.

5.        DELIVERABLES

          GRIC Communications shall provide SingTel with the items specified as deliverables on EXHIBIT A.

6.        SINGTEL COMMITMENTS

          6.1. LICENSING OF GRICTRAVELER-TM-. In order to enable GRIC Communications to provide settlement services using the CSP Clearinghouse, SingTel agrees to (i) install and use the GRICtraveler-TM- Software only as provided in this Agreement, subject to the terms and conditions hereof, and (ii) to install and use any updates of the GRICtraveler-TM- Software provided to SingTel promptly upon receipt thereof.

          6.2. TECHNICAL SUPPORT. SingTel agrees to provide local support and network management for the Designated Platform on which the GRICtraveler-TM-Software runs, and to exercise commercially reasonable efforts with respect to maintaining GRIC-related services in substantially the same way SingTel maintains its other services, including but not limited to, providing immediate response and action to cooperate with GRIC Communications' Network Operation Center to remedy any failure of any server used to provide GRIC-related services. SingTel agrees to maintain hardware and software on a GRIC Communications-supported release. For high severity problems, which could cause loss of data, data corruption, system failure or a potential security breach, SingTel agrees to implement a GRIC Communications-provided fix within 48 hours of receipt of the fix. SingTel will also provide GRIC Communications-designated network support personnel (the names of which shall be notified to SingTel in writing from time to time) with authorization for remote access to an administrative account on all Designated Platforms on which the GRICtraveler software runs in order to perform GRICtraveler administrative functions so as to enable GRIC Communications to perform the settlement functions contemplated herein.

          6.3. INITIAL PHASE. During Initial Phase, SingTel will perform its respective functions described in EXHIBIT F.

          6.4. NON-SOLICITATION. During the term of this Agreement and for a period of one (1) year thereafter, SingTel covenants that it will not, directly or indirectly, enter into a settlement agreement or similar arrangement with any ConnectPlus B Partners (excluding ConnectPlus B Partners which are direct or indirect subsidiaries of SingTel) to perform a settlement function similar to that performed by GRIC Communications under this Agreement. For avoidance of doubt, this subsection shall not operate to preclude or limit SingTel's ability to enter

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into agreements with ConnectPlus B Partners to become ConnectPlus Resellers, provided that such agreements do not otherwise operate to undermine the settlement role performed by GRIC Communications hereunder.

7.        GRIC COMMUNICATIONS COMMITMENTS

          7.1. RECONCILE TRAFFIC. As provided in this Agreement, GRIC Communications will utilize CSP Clearinghouse to reconcile all traffic activity logs in relation to the ConnectPlus Services, and collect and redistribute all fees related to ConnectPlus Services traffic activity between and among SingTel and the ConnectPlus Partners.

          7.2 SIGNING NEW CONNECTPLUS PARTNERS. GRIC Communications will be responsible for signing up ConnectPlus B Partners to provide ConnectPlus Services and shall seek written assurances from these ConnectPlus B Partners that these ConnectPlus B Partners have obtained the licenses, approvals or permits required, if any, to provide the ConnectPlus services in their respective countries.

          7.3 SERVICE LEVEL AGREEMENT. GRIC Communications agrees to cause the ConnectPlus B Partners to agree to comply with the terms of the Service Level Agreement set forth in EXHIBIT E ("SLA"). In the event a ConnectPlus B Partner fails to materially conform to the SLA, GRIC Communications shall, upon SingTel's written request, cease to permit such ConnectPlus B Partner to provide ConnectPlus Services; provided, that such ConnectPlus B Partner shall first be afforded a reasonable opportunity to cure any such nonconformity within 7 days from the date that SingTel gives the written request to GRIC

          7.4. INITIAL PHASE. During Initial Phase, GRIC Communications will perform its respective functions described in EXHIBIT F.

8.        MAINTENANCE AND SUPPORT

          8.1. GRIC COMMUNICATIONS MAINTENANCE. During the term of this Agreement, GRIC Communications shall provide SingTel with periodic updates of the GRICtraveler-TM- Software that may incorporate (i) corrections of any substantial defects, (ii) fixes of any minor bugs, and (iii) at the discretion of GRIC Communications, whose discretion shall not be unreasonably exercised, enhancements to the GRICtraveler-TM- Software, in each case where practicable.

          8.2. GRIC COMMUNICATIONS TECHNICAL SUPPORT. During the term of this Agreement, GRIC Communications will use reasonable efforts to promptly correct Errors that are reported by SingTel and reproducible by GRIC Communications. "Errors" are material failures of the GRICtraveler-TM- Software to perform in substantial conformity with the Documentation. GRIC Communications shall provide email, telephone and fax support between the hours of 9:00 a.m. and 6:00 p.m., Singapore time, Monday through Friday, excluding GRIC Communications holidays.

          8.3 Training. GRIC Communications may provide training services to SingTel's personnel at such times and at such places as GRIC Communications and SingTel may agree. GRIC Communications shall provide the training at GRIC Communications' standard hourly rates (plus materials costs and all related expenses including travel costs) at the time of the agreement.

          8.4 PROFESSIONAL SERVICES. In the event that SingTel requires additional software engineering or other professional services, any such work shall be done in accordance with the terms of a separate professional services agreement mutually agreed upon by the parties. Such services shall be provided at GRIC's standard hourly rates plus materials costs and all related expenses including travel costs at the time of the agreement.

9.        FEES, BILLING AND SETTLEMENT

          9.1.      FEES.


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                    9.1.1.    LICENSING FEE.  In consideration of SingTel
agreeing to use GRIC Communications to settle all roaming traffic arising under this Agreement, SingTel shall not be required to pay GRIC Communications the normal Licensing Fee of $4,995 per Site for use of the GRICtraveler-TM- Software as described hereunder.

                    9.1.2. MAINTENANCE FEES. SingTel shall not be required pay GRIC Communications an Annual Maintenance Fee during the initial year of this Agreement. GRIC Communications shall offer maintenance under Section 8.1 and Section 8.2 in subsequent periods based on an acceptable maintenance fee schedule mutually agreed to by the parties taking into consideration the prevailing market rate for such maintenance.

                    9.1.3. SETTLEMENT FEES. SingTel agrees to pay the settlement fees for the settlement services rendered by GRIC Communications in Territory A and Territory B hereunder in accordance with the terms set forth on Exhibit B.

                    9.1.4. TRAINING AND PROFESSIONAL SERVICES FEES. In the event that SingTel requests and GRIC Communications provides training or professional services as contemplated above, SingTel agrees to pay the fees and expenses described in Section 8.3 and 8.4, respectively. The current standard rates for these services as of the Effective Date are set forth in EXHIBIT B.

          9.2. BILLING. At the end of each billing period (calendar month), GRIC Communications will generate for SingTel one consolidated statement of all ConnectPlus Services traffic among ConnectPlus Subscribers, ConnectPlus Partners and SingTel ("SETTLED TRAFFIC"). This statement will bear the date on which it was generated (the "STATEMENT DATE"), and will detail and reconcile all Settled Traffic, and will show an aggregate amount owed or amount due which will be paid to or received from GRIC Communications. In addition, SingTel shall have access to a password-protected GRIC Communications, Inc. web site which will contain a statement detailing and reconciling all ConnectPlus Services traffic activities among ConnectPlus Subscribers, ConnectPlus Partners and SingTel.

          9.3. SETTLEMENT. GRIC Communications will settle the Settled Traffic as set forth in this Section 9, EXHIBIT B, and the ConnectPlus Settlement Operational Plan to be mutually agreed on by the parties. Disputes among ConnectPlus Partners will be resolved according to settlement and operational procedures in the ConnectPlus Settlement Operational Plan, a copy of which is attached hereto as EXHIBIT G.

                    9.3.1 PAYMENT BY SingTel. In the billing statement set forth in Section 9.2, GRIC Communications will reconcile all Settled Traffic and determine the aggregate "amount owed" or "amount due" for all Settled Traffic. Any amounts owed by SingTel are due and payable upon SingTel's receipt of the statement, but shall not be considered overdue until thirty (30) days after the Statement Date (the "grace period"). Payments received during such grace period will not incur a late charge. If payments are received after the grace period GRIC Communications may assess a late charge of 1.5% per month from the Statement Date of the amount due with a minimum charge of 1.5%. GRIC Communications reserves the right to suspend service upon written notification to SingTel if SingTel is over 30 days delinquent in their payment of any amount which has not been disputed in good faith under Section 9.3.4 below and such payment is still not made by SingTel within seven (7) days of such written notification.

                    9.3.2 REDISTRIBUTION OF FUNDS BY GRIC COMMUNICATIONS. GRIC Communications will collect all amounts received from SingTel and from the ConnectPlus Partners for each billing statement under Section 9.2, and will redistribute collected amounts within sixty (60) days of the Statement Date. In the event that GRIC Communications is to pay SingTel certain amounts based upon a certain statement under Section 9.2, GRIC Communications agrees to pay SingTel such amount owed within such sixty (60) day period even if such amounts are owed but unpaid to GRIC Communications. If payments are not received after the sixty
(60) day period, SingTel may assess a late charge of 1.5% per month from the Statement Date of the amount due with a minimum charge of 1.5%.

                    9.3.3     SET-OFF AND OVERPAYMENT.   Either party may set
off from any amounts to be paid to the other under this Agreement an amount equal to any amount then owed by such other party and past due under


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this Agreement.  Any amount mistakenly overpaid to either party will immediately be refunded upon discovery or upon demand by the other party and forwarded to the entity entitled thereto, and either party may set off amounts overpaid from the next payment due to the other party under this Agreement should the other party have failed to refund any overpaid amounts prior to such payment.

          9.3.4 FEE DISPUTES. Any disputed amounts may be questioned within sixty (60) days of the Statement Date. After such sixty (60) day period, the billing becomes final. SingTel must transmit any questions regarding billing to GRIC Communications in writing with specific reference as to why the billing "log" is considered incorrect. GRIC Communications will exercise reasonable efforts to resolve a disputed billing within sixty
(60) days of such notification.

          9.4. TAXES AND DUTIES. The paying party ("Paying Party") shall pay the amounts due under this Agreement to the other party ("Receiving Party"). In the event any taxes or duties are payable by the Paying Party on such amount payable hereunder, such taxes shall be borne by the Receiving Party. Further, in the event any taxes are required to be withheld by the Paying Party on payments to the Receiving Party required hereunder, provided that the Paying Party promptly delivers to such Receiving Party an official receipt for any such taxes withheld or other documents necessary to enable such other party to claim a foreign tax credit, the Paying Party may deduct such taxes from the amount owed to the Receiving Party and shall pay them to the appropriate tax authority. The Paying Party will make certain that any taxes withheld are minimized to the extent permitted by the applicable law. The parties shall be responsible for and shall pay their own corporate and other taxes howsoever arising from their activities in connection with this Agreement.

          9.5 METHOD OF PAYMENT. Unless otherwise notified to SingTel in writing by GRIC Communications, all payments to GRIC Communications shall be made via wire transfer and be made payable to GRIC Communications. Payment shall be remitted to Bank of America located at 530 Lytton Avenue, Palo Alto, California 94301, United States of America with the following account number references: ABA No. 121000358 and Account No. 14934-04689. All payments shall be made in United States currency. Unless otherwise notified to GRIC Communications in writing by SingTel, all payments to SingTel shall be made via wire transfer and be made payable to Singapore Telecommunications Ltd. Payment shall be remitted to the Bank of New York CHIPS UID 034675 for account of DBS Bank, Singapore favoring Singapore Telecommunications Limited located at 420, 5th Avenue, 27th Floor New York NY1001, United States of America with the following account number references: ACU current account no.: 0001-000070-01-2. All payments shall be made in United States currency.

          9.6 FRAUD MINIMIZATION. GRIC Communications and SingTel shall cooperate and confer in good faith with each other and with the ConnectPlus Partners to work out procedures to identify and prevent fraud in the usage of ConnectPlus Services, and to work out mutually agreed liability limitations on fraudulently incurred charges incurred on one ConnectPlus Partner's network and sought to be charged back to another ConnectPlus Partner through the settlement process. Such limitations shall act to reduce a ConnectPlus Partner's liability only if it has applied the agreed upon fraud provision measures.



10.       EXPORT

          GRIC Communications' obligation to deliver any portion of GRICtraveler-TM- is subject to compliance by GRIC Communications and SingTel with applicable laws, rules, and regulations of the United States Department of Commerce and other applicable governmental agencies concerning the export of goods or technology from the United States. Before SingTel uses any portion of GRICtraveler-TM- outside the United States, SingTel shall: (a) fully comply with all then current regulations of the United States Department of Commerce and other applicable governmental agencies; (b) fully comply with all then current and applicable regulations of the government of the Territory; and (c) take reasonable precautions to protect the proprietary rights of GRIC Communications in the Territory.

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11.       DISCLAIMER

          11.1.     AUTHORITY; SPECIFICATIONS. GRIC Communications warrants that
(a) it has the right to enter into this Agreement and that it has the right to grant the licences hereunder and (b) GRICtraveler shall substantially conform to the specifications set forth in the Documentation which accompanies the software upon delivery to SingTel. SingTel's sole remedy in the event of breach of
Section 11.1(b) is either replacement of a non-conforming item of software with a conforming version or termination of this Agreement, at GRIC's option. Prior to exercising its right to terminate under this Section 11.1, GRIC Communications shall first use commercially reasonable efforts to provide SingTel with a conforming version of the software.

          11.2.     NO WARRANTY. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION
11.1 AND IN THIS AGREEMENT, GRIC COMMUNICATIONS MAKES NO WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING GRICTRAVELER-TM- OR ITS USE ALONE OR IN COMBINATION WITH ANY OTHER PRODUCTS. NO EMPLOYEE OR AGENT OF GRIC COMMUNICATIONS IS AUTHORIZED TO MAKE ANY OTHER REPRESENTATION, WARRANTY, OR PROMISE WITH RESPECT TO GRICTRAVELER-TM-.

12.       TITLE AND PROPRIETARY RIGHTS

          12.1. TITLE. Title to GRICtraveler-TM- and Derivatives and know-how and all Intellectual Property Rights pertaining thereto, shall at all times be vested in GRIC Communications or its suppliers. SingTel shall have no ownership of GRICtraveler-TM- or any Derivatives, or any portion thereof other than ownership of the physical media on which permitted copies of the GRICtraveler-TM- and any Derivatives may be present.

          12.2.     CONFIDENTIAL INFORMATION.
                    12.2.1. DEFINITION. "Confidential Information" means: (i) business or technical information concerning the products, customers, customer data, marketing and business plans, operations, research, development or know-how; (ii) any other information disclosed in written or other tangible form and is marked "Confidential," "Proprietary," or in some other manner to indicate its confidential nature; or (iii) oral information which is designated as confidential at the time of disclosure and is later reduced to writing within 30 days; "Confidential Information" does not include information that: (i) in its aggregate form, is in or enters the public domain through no fault of the receiving party; (ii) is known to the receiving party, without restriction on its use or disclosure, at the time of disclosure; (iii) is independently developed by the receiving party without any use of the Confidential Information of the other party, as demonstrated by documentation created concurrently with such development.

                    12.2.2. RESTRICTIONS ON CONFIDENTIAL INFORMATION. Each party will maintain the Confidential Information of the other party in strict confidence and will exercise due care with respect to the handling and protection of such Confidential Information, consistent with its own policies concerning protection of its own Confidential Information of like importance. Each party will use the Confidential Information of the other party only as expressly permitted herein, and will disclose such Confidential Information only to its employees and consultants as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees and consultants). However, each party may disclose Confidential Information of the other party pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the receiving party gives reasonable notice to the other party to contest such order or requirement. Any such disclosure by the receiving party of the Confidential Information of the disclosing party, will, in no way, be deemed to change, affect or diminish the confidential and proprietary status of such Confidential Information.

          12.3. NOTIFICATION. Each party shall notify the other immediately upon discovery of any unauthorized use or disclosure of the other's Confidential Information, or any other breach of this Agreement by such party, and


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shall fully cooperate with the other party to help regain possession of
Confidential Information and prevent the further disclosure of Confidential Information.

13.       INFRINGEMENT INDEMNITY

          13.1. INDEMNIFICATION. Subject to the conditions of Section 13.2, GRIC Communications shall defend or settle any claim, proceeding, or suit ("Claim") against SingTel for infringement of any United States, Territory A or Territory B patent, copyright, or misappropriation of a trade secret arising from the sale or use of GRICtraveler-TM-, subject to the limitations set forth in this Section 13. GRIC Communications shall have sole control of any action or settlement and shall pay any final judgment entered against SingTel on such issue in any Claim that GRIC Communications defends. GRIC Communications will also have the right to control any litigation involving GRIC Communications' trademarks and service marks and logotypes. GRIC Communications shall not be liable for any cost, expense, or settlement incurred without GRIC Communications' prior written authorization.

          13.2. NOTICE AND COOPERATION. SingTel shall (a) notify GRIC Communications promptly in writing of any Claim, (b) give GRIC Communications all information in SingTel's actual knowledge with respect to the Claim, (c) cooperate with GRIC Communications in all reasonable respects, and (d) at GRIC Communications' request give GRIC Communications any additional authority GRIC Communications needs to defend or settle such Claim.

          13.3. REMEDIES. If GRIC Communications determines that there is a material risk that GRICtraveler-TM- may incur a Claim that would give rise to a right of indemnification under this Agreement, GRIC Communications shall at its expense (a) use commercially reasonable efforts to procure for the SingTel the right to use GRICtraveler-TM-; (b) if the remedy in sub-clause (a) of this
Section 13.3 is not feasible, use commercially reasonable efforts to provide a non-infringing product that performs comparably to GRICtraveler-TM-; or (c) if the remedy in sub-clause (b) of this Section 13.3 is not feasible, terminate the license granted by this Agreement as to GRICtraveler-TM- and all further obligation of SingTel to pay fees as provided under this Agreement with respect to GRICtraveler-TM-.

          13.4. EXCLUSIONS. Notwithstanding anything to the contrary in this Agreement, GRIC Communications shall have no liability for (a) infringement caused by use of GRICtraveler-TM- in combination with any other good, method, or process if the infringement is caused by the combination; (b) infringement involving any trademark, service mark, or logo type other than trademarks or other marks that refer to GRIC Communications; or (c) infringement resulting from modification of GRICtraveler-TM- by a person other than GRIC Communications; (d) infringement resulting from compliance with any plans, specifications, or designs provided by SingTel.

          13.5. NO OTHER LIABILITIES OR REMEDIES. This Section 13 states the entire liability of GRIC Communications and the exclusive remedy of SingTel for any claim that GRICtraveler-TM- infringes any patent, trademark, copyright, or otherwise. The total obligation of GRIC Communications pursuant to this
Section 13 shall not at any time exceed the total amounts paid to GRIC Communications pursuant to this Agreement during the preceding 12 calendar months.

          13.6. INDEMNIFICATION BY SINGTEL. Except for the foregoing claims, SingTel shall defend, indemnify, and hold harmless GRIC Communications against all expenses and damages arising out of any claims against GRIC Communications as a result of any unauthorized use by SingTel of GRICtraveler-TM-. The total obligation of SingTel pursuant to this Section 13.6 shall not at any time exceed the total amounts paid to SingTel pursuant to this Agreement during the preceding 12 calendar months.

14.       TERM AND TERMINATION

          14.1. TERM. The initial term of this Agreement is two (2) years from the Effective Date, and is automatically renewed on an annual basis thereafter unless sooner terminated as provided below.

          14.2. TERMINATION FOR BREACH. Either party may terminate this Agreement if the other party breaches any material term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving

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written notice of the breach. Except for any failure to pay money, in the event it takes more than thirty (30) days to cure the breach and the breaching party has begun substantial corrective action to remedy the breach within the initial thirty (30) day period and diligently continues to pursue such remedy, termination shall not be effective until sixty (60) days have expired since receipt of written notice of the breach if the breach has not been cured within such sixty (60) day period.

          14.3. EFFECT OF TERMINATION FOR BREACH. Upon termination for breach of this Agreement, except as expressly provided herein, (a) the rights and licenses granted to SingTel pursuant to this Agreement automatically terminate, and (b) SingTel shall, within thirty (30) days, ship to GRIC Communications or destroy (including purging from any system or storage media) all items in its possession proprietary to GRIC Communications, including but not limited to all copies of GRICtraveler-TM-, and an officer of SingTel shall certify in writing to GRIC Communications that all copies of GRICtraveler-TM-and other Confidential Information of GRIC Communications have been returned to GRIC Communications or destroyed.

          14.4. NON-RENEWAL. Either party may decide not to renew this Agreement by providing written notice at least six (6) months in advance of the renewal date described in Section 14.1 above.

          14.5. NO LIABILITY UPON TERMINATION. Neither party shall be liable to the other for any lost revenue, lost profit, or expenses incurred or investment made in connection with the establishment, development, or maintenance of the business of either party, or for any other damages, losses, costs, or expenses of any kind whatsoever, other than the obligations to pay amounts accrued under this Agreement before the date of termination.

          14.6. Survival. The provisions of Sections 11, 12, 13, 14, and 15 shall survive the expiration, cancellation, or termination of this Agreement, provided that Section 12 shall survive for three (3) years only.

15.       GENERAL PROVISIONS

          15.1. LIMITATION ON DAMAGES. EXCEPT AS SET FORTH IN SECTION 13, NEITHER PARTY SHALL BE LIABLE FOR THE COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR PUNITIVE DAMAGES, OR OTHERWISE, NOTWITHSTANDING ANY FAILURE OF GRICTRAVELER OR ANY GOOD FAITH ERROR IN RENDERING CLEARING HOUSE SERVICES HEREUNDER, EVEN IF GRIC COMMUNICATIONS IS AWARE OF THE CONSEQUENCES OF LATE DELIVERY, UNAVAILABILITY, OR NON PERFORMANCE (PROVIDED THAT BEST EFFORTS ARE MADE TO NOTIFY SINGTEL OF SUCH LATE DELIVERY OR UNAVAILABILITY OR NON PERFORMANCE IF AWARE OF SAME). IN NO EVENT WILL EITHER PARTY'S MAXIMUM LIABILITY UNDER THIS AGREEMENT AT ANY TIME EXCEED THE AMOUNTS PAID TO SUCH PARTY UNDER THIS AGREEMENT DURING THE PRECEDING 12 CALENDAR MONTHS.

          15.2. ADDITIONAL ACTIONS AND DOCUMENTS. The parties shall execute and deliver such further documents and instruments and shall take such other further actions as may be required or appropriate to carry out the intent and purposes of this Agreement.

          15.3. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other, which consent shall not be withheld unreasonably.

          15.4. FORCE MAJEURE. Neither party shall be liable for any breach of this Agreement or delay in performance, except for the failure to pay money due, resulting from a strike, lockout, or other labor dispute, fire, earthquake, flood, civil commotion, war, riot, act of God, casualty, accident, shortage of transportation facilities, detention of goods by custom authorities, loss of goods in public or private warehouse, delay in the delivery of energy, raw or finished materials, parts, or completed merchandise by suppliers thereof, or other cause beyond the reasonable control of or occurring without the fault of such party ("FORCE MAJEURE"). Any deadline or time within


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

which a party must perform under this Agreement shall automatically be extended upon the occurrence of any such Force Majeure for a period equal to the time lost because of such event, but not for more than 90 days. If such Force Majeure continues for more than 90 days, then the party not in breach of contract as a result of the Force Majeure, or either party if both are in breach of contract as a result of the Force Majeure, may terminate this Agreement upon written notice to the other.

          15.5. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement shall (a) confer any rights or remedies on any persons other than the parties and their respective successors and assigns, (b) relieve or discharge the obligation of any third person to any party, or (c) give any third person any right of subrogation or action against any party.

          15.6. AMENDMENTS, WAIVERS, AND CONSENTS. This Agreement shall not be amended except in a writing signed by the parties. No waiver or consent shall be binding except in a writing signed by the party making the waiver or giving the consent. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent except to the extent specifically set forth in writing.

          15.7. OFFICIAL LANGUAGE. English is the official language of this Agreement. The English language version of this Agreement or any document or notice contemplated by this Agreement shall control in any conflict with any version of such writing that is not in English.

          15.8. NOTICE. Any notice, instruction, or communication required or permitted to be given under this Agreement to any party shall be in writing (which may include telecopier or other similar form of reproduction followed by a mailed hard copy, but not electronic mail) and shall be deemed given when actually received or, if earlier, five days after Dispatch by certified or express mail, return receipt requested, postage prepaid, addressed to the current residence or business address of the party or to such other address as such party may request by written notice. Each party shall make an ordinary, good faith effort to ensure that the person to be given notice actually receives such notice. Each party shall ensure that the other parties to this Agreement have a current address, fax number, and telephone number for the purpose of giving notice. The parties' principal offices are presently located at the following addresses:

                    GRIC:     GRIC Communications, Inc.
                              1421 McCarthy Blvd.
                              Milpitas, CA 95035
                              U.S.A.
                              FAX: (408) 955-1968
                              Telephone: (408) 955-1920
                              Attn: General Counsel


                    SingTel:  Singapore Telecommunications Ltd.
                              31 Exeter Road, #15-00 Comcentre
                              Singapore 239732
                              FAX: +65 97576818
                              Telephone: +65 838 2750
                              Attn: Legal Department


A party may change his or its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.


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15.9.     DISPUTE RESOLUTION.

                    15.9.1. NOTICE. A party who desires money damages or equitable relief from the other party because of a claim relating to the subject matter of this Agreement shall give written notice to the other party of the facts constituting the breach or default (a "DISPUTE NOTICE"). This Section 15.9 is intended to cover all aspects of the relationship between the parties with respect to the subject matter of this Agreement, including any claims based on tort or other theories. Any additional claims the parties have against each other shall also be subject to this Section 15.9.

                    15.9.2. NEGOTIATION. For no more than thirty (30) days following delivery of a Dispute Notice (the "NEGOTIATION PERIOD") the parties shall negotiate to resolve the dispute in good faith.

                    15.9.3. GOVERNING LAW AND ARBITRATION. This Agreement shall be governed by the laws of England without reference to its provisions on the conflict of laws. Any disputes between the parties relating to this Agreement or its subject matter, including disputes as to validity, performance, breach or termination, which cannot be settled by mutual agreement between the parties during the Negotiation Period, shall be submitted to binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as in force on the date of the commencement of the arbitration and as modified by this arbitration clause. The appointing and administering body shall be the International Chamber of Commerce. The number of arbitrators shall be one. The Arbitration shall take place in London, England, and the proceedings shall be conducted in the English language.

                    15.9.4. ARBITRABILITY. The arbitrator shall have the power to determine what disputes between the parties are the proper subject of arbitration.

                    15.9.5.   PRELIMINARY REMEDIES.  Notwithstanding this
Section 15.9, a party may apply to a court of competent jurisdiction for prejudgment remedies and emergency relief in the form of a temporary restraining order pending final determination of a claim through arbitration in accordance with this Section 15.9.

                    15.9.6. COSTS AND ATTORNEY'S FEES. If the arbitrator determines that the actions of a party or its counsel have unreasonably or unnecessarily delayed the resolution of the matter, the arbitrator may in its discretion require such party to pay all or part of cost of the mediation and arbitration proceedings payable by the other party and may require such party to pay all or part of the attorney's fees of the other party. This provision permits an award of attorney's fees against a party regardless of which party is the prevailing party.

          15.10. REMEDIES CUMULATIVE. All remedies, whether under this Agreement, provided by law, or otherwise, shall be cumulative and not alternative.

          15.11. ENTIRE AGREEMENT. This Agreement and the documents and agreements contemplated in this Agreement constitute the entire agreement between the parties with regard to subject matter hereof. This Agreement supersedes all previous agreements between or among the parties. There are now no agreements, representations, or warranties between or among the parties other than those set forth in this Agreement or the documents and agreements contemplated in this Agreement.

          15.12. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall continue in full force without being impaired or invalidated.

          15.13. NO PARTNERSHIP, ETC. This Agreement does not make the parties partners or joint venturers with each other or with any other GRIC Alliance members, nor does it create any principal and agent or trustee and beneficiary relationship or other association between any of the parties or with any other GRIC Alliance members. No action taken by any party pursuant to this Agreement shall create any such relationship in the absence of express


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

language in this Agreement to the contrary. The relationship of the parties to each other and of all GRIC Alliance members to each other and with GRIC Communications, Inc. in each case is that of independent contractors.

          15.14. AUTHORITY OF EXECUTING PARTIES. The undersigned represent that they are authorized to execute and deliver this Agreement on behalf of the respective parties hereto. Each party has relied upon the authority of the other in executing and delivering this Agreement.

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

          15.15. TITLES, CAPTIONS, AND RECITALS. Section, and subsection titles and captions contained in this Agreement are inserted as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions. If there is any conflict between the Recitals at the beginning of this Agreement and the substantive provisions of this Agreement, the substantive provisions shall control.

          15.16. EXHIBITS. All Exhibits hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

          15.17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A party may deliver this Agreement by transmitting a facsimile copy of the signed signature page to the other party or parties. A party who transmits a facsimile copy of the party's signed signature page shall at the same time forward a signed original hard copy of the signature page by mail or personal delivery.


IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first referenced above.


GRIC COMMUNICATIONS, INC.               SINGAPORE TELECOMMUNICATIONS LTD.




By:________________________________     By:____________________________________
Name:  Joseph M. Zaelit                 Name:  Victor Kwok
Title: Senior Vice President &          Title:  Managing Director
       Chief Financial Officer                  Global Services Development
Date: August ___, 1999                  Date:  August ___, 1999


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